UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 8, 2012

BG Medicine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-33827

(Commission File Number)

Delaware	04-3506204
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

610 Lincoln Street North, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 890-1199

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

In a press release dated November 13, 2012 (the “earnings press release”), BG Medicine, Inc. (the “Company”) announced financial results for the fiscal quarter ended September 30, 2012 and provided a business update. A copy of the earnings press release is attached hereto as Exhibit 99.1. The information in the introductory paragraphs of the earnings press release, the information under the headings “Financial Results for the Nine Months Ended September 30, 2012” and “Conference call and webcast” and the condensed consolidated financial information included in the earnings press release are incorporated by reference into this Item 2.02 of this Current Report on Form 8-K.

Item 2.05. Costs Associated with Exit or Disposal Activities

Also on November 13, 2012, the Company issued a press release where it announced a new commercial strategy to speed the adoption of its cardiovascular diagnostic tests – the BGM Galectin-3® test and the CardioSCORE™ test (the “Commercial Strategy Press Release”).

In its Commercial Strategy Press Release, the Company announced a new commercial strategy. As part of this new commercial strategy, the Company also announced a strategic reorganization in its research and development department, away from its previous focus on early stage discovery and toward a more commercially-oriented role in support of studies designed to further differentiate and support the BGM Galectin-3 and CardioSCORE tests in the marketplace. As a result of this strategic reorganization, 11 positions in early discovery research were eliminated on November 8, 2012, enabling the Company to dedicate a greater share of its research and development budget to commercial support and market growth activities. In return for the execution of a general release of claims, all terminated employees will be provided with cash severance payments. In addition, the Company has arranged to make out-placement services available to all terminated employees.

As a result of the strategic reorganization, the Company will record one-time severance costs of approximately $150,000, which will be recorded in the fourth quarter of 2012. Further, the Company estimates that it will generate savings of up to $1.2 million in 2013. After this strategic reorganization, the Company will have 26 full time employees.

Item 8.01. Other Events.

In the earnings press release, the Company also provided a business update. The information set forth under the headings “BGM Galectin-3 and CardioSCORE Test Commercial Strategy Update” and “Other Recent Business Updates” in the earnings press release, together with the forward-looking statement disclaimer at the end of the earnings press release, is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

In the Commercial Strategy Press Release, the Company announced that it has begun to build its own dedicated sales organization and has taken steps to open its own CLIA lab in order to play a more active role alongside its commercial partners in driving sales and marketing efforts for its cardiovascular diagnostic tests. In addition, the company highlighted its new Galectin-3 promotion effort, and provided an update on the regulatory and commercial path forward for CardioSCORE.

The Commercial Strategy Press Release is attached as Exhibit 99.2 hereto and incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Earnings press release dated November 13, 2012.

99.2	Commercial Strategy Press Release dated November 13, 2012.

The portions of the earnings press release incorporated by reference into Item 8.01 of this Current Report on Form 8-K are being filed pursuant to Item 8.01. The remaining portions of the earnings press release are being furnished pursuant to Item 2.02 of this Current

Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG MEDICINE, INC.

Date: November 13, 2012	/s/ Charles H. Abdalian, Jr.
Charles H. Abdalian, Jr.
Executive Vice President & Chief Financial Officer